Execution Version

FIFTH AMENDMENT TO
AMENDED AND RESTATED FINANCING AGREEMENT

FIFTH AMENDMENT, dated as of November 24, 2008 (this "Amendment"), is to the Amended and Restated Financing Agreement referred to below, by and between **COMMAND SECURITY CORPORATION**, a New York corporation ("Command"), **RODGERS POLICE PATROL, INC.**, a California corporation ("Rodgers"), **STRATEGIC SECURITY SERVICES, INC.**, a California corporation, ("Strategic" and collectively, jointly and severally with Command and Rodgers, the "Company"), and **THE CIT GROUP/BUSINESS CREDIT, INC.**, a New York corporation ("CIT").

WHEREAS, the Company and CIT are parties to that certain Amended and Restated Financing Agreement dated as of March 22, 2006, as amended by that certain (i) First Amendment and Consent to Amended and Restated Financing Agreement, dated as of June 13, 2006, (ii) Second Amendment to Amended and Restated Financing Agreement, dated as of September 30, 2006, (iii) Third Amendment to Amended and Restated Financing Agreement dated as of April 11, 2007, (iv) Fourth Amendment to Amended and Restated Financing Agreement dated as of October 10, 2008 (as amended, the "Financing Agreement"), pursuant to which CIT has agreed to make revolving credit loans to the Company from time to time in an aggregate amount at any time outstanding not to exceed the Revolving Line of Credit (as defined in the Financing Agreement);

WHEREAS, the Company and CIT have agreed that the Company will seek alternate financing in order to repay all of the Obligations of the Company to CIT, in full; and

WHEREAS, the Company has requested and CIT has agreed to change the termination date of the Financing Agreement so as to provide adequate time for the Company to obtain such financing and to allow for an orderly transition period; and

WHEREAS, the Company and CIT have agreed upon certain other amendments to the terms of the Financing Agreement; and

WHEREAS, the Company and CIT wish to memorialize such agreements by this writing,

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement. Definitions set forth in the preamble hereof are hereby incorporated into the substance of the Fifth Amendment (as hereinafter defined).

2. Amendments to the Financing Agreement. The Financing Agreement is hereby amended as follows:

(a) The definitions of the terms "Anniversary Date," "Applicable Revolving Line of Credit Fee Margin," Applicable Margin," and "Chase Bank Rate Loans" in Section 1 is hereby amended and restated in its entirety to read as follows:

> "**Anniversary Date**" shall mean March 31, 2009.
>
> "**Applicable Revolving Line of Credit Fee Margin**" shall mean, for any month (on a per annum basis for the number of days in such month) one-half of one percent (0.50%) based on the average daily principal balance of Revolving Loans and the average daily undrawn amount of Letters of Credit outstanding during such month.
>
> "**Applicable Margin**" shall mean (a) for Chase Bank Rate Loans, 3.50% and (b) for LIBOR Loans, 3.50%.
>
> "**Chase Bank Rate Loans**" shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Alternate Base Rate.

(b) The new definitions of the terms "3-Month LIBO Rate," "Alternate Base Rate," "Fifth Amendment" and "Fifth Amendment Effective Date" are hereby inserted in Section 1, in appropriate alphabetical order as follows:

> "**3-Month LIBO Rate**" means, for any day, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to those currently provided on Reuters Screen LIBOR01 Page, as determined by CIT from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day (or if such day is not a Business Day, the immediately preceding Business Day), as the rate for dollar deposits with a maturity comparable to a three (3) month period. In the event that such rate is not available at such time for any reason, then the "3-Month LIBO Rate" for such day shall be determined by CIT by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by CIT and, in the absence of availability, such other method to determine such rate as may be selected by CIT.
>
> "**Alternate Base Rate**" means, for any day, a rate per annum equal to the greatest of (a) the Chase Bank Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the 3-Month LIBO Rate on such day plus 1.00%. Any change in the Alternate Base Rate due to a change in the Chase Bank Rate, the Federal Funds Effective Rate or the 3-Month LIBO Rate shall be effective from and including the effective

date of such change in the Prime Rate, the Federal Funds Effective Rate or the 3-Month LIBO Rate, respectively.

"**Federal Funds Effective Rate**" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor); provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

"**Fifth Amendment**" means the Fifth Amendment to the Amended and Restated Financing Agreement dated as of November 24, 2008, by and between the Company and CIT.

"**Fifth Amendment Effective Date**" means November 24, 2008.

(c) Subsection 8(a) of the Financing Agreement is hereby amended and restated as follows:

(a) Interest on the outstanding principal balance of the Revolving Loans that are Chase Bank Rate Loans shall accrue at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin. Interest on Revolving Loans that are Chase Bank Rate Loans shall be due and payable on the first day of each month and shall be based on the average net principal balance of such Revolving Loans at the close of each day during the immediately preceding month. In the event of any change in the Alternate Base Rate, the rate set forth in the first sentence of this Paragraph 8.1(a) shall change, effective as of the date of such change, so as to remain equal to the new Alternate Base Rate plus the Applicable Margin. On each Revolving Loan (or portion of a Revolving Loan) that is a LIBOR Loan, interest shall be due and payable on the LIBOR Interest Payment Date and shall accrue at a rate per annum equal to the Applicable Margin plus the applicable LIBOR on the outstanding principal balance of such LIBOR Loan. All interest rates shall be calculated based on a 360-day year and actual days elapsed. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

(d) Section 11, Termination, of the Financing Agreement is hereby amended and restated in its entirety as follows:

> This Financing Agreement shall terminate on the Anniversary Date. Notwithstanding the foregoing, CIT may terminate this Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of this Financing Agreement, this Financing Agreement shall terminate in accordance with Paragraph 10.2 of this Financing Agreement. Notwithstanding anything to the contrary which may be contained in this Agreement, the Company may terminate this Financing Agreement at any time upon three (3) Business Days' prior notice to CIT (which may be telephonic notice). All Obligations shall become due and payable as of any termination hereunder or under Section 10 and, pending a final accounting, CIT may withhold any balances in the Company's accounts (unless supplied with an indemnity satisfactory to CIT, in its commercially reasonable discretion) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligation and an amount equal to 105% of the face amount of any outstanding Letters of Credit. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

3. Conditions to Effectiveness. This Fifth Amendment must be executed and delivered to CIT, together with corporate resolutions authorizing such execution and delivery, not later than the close of business on Monday, November 24, 2008, and, if not so executed and delivered, the accommodations contemplated by this Fifth Amendment may be revoked by CIT in its sole and absolute discretion.

4. Fees and Expenses / Consideration for Amendment.

(a) Administrative Management Fee. The Company hereby acknowledges and agrees that (i) on December 12, 2008, CIT shall charge the full Administrative Management Fee due, in the amount of Twenty-Five Thousand Dollars ($25,000.00) to the Revolving Loan Account and (ii) such Administrative Management Fee shall be deemed fully earned upon such date and shall not be refundable or subject to rebate or proration.

(b) Amendment Fee. The Company hereby agrees to pay to CIT a fee (the "Amendment Fee") in consideration for the accommodations provided to the Company under this Fifth Amendment in the amount of Twenty Thousand Dollars ($20,000.00). The Amendment Fee shall be deemed fully earned upon the execution and delivery, by both the Company and CIT, of this Fifth Amendment and shall constitute an Obligation under the Financing Agreement, provided however, as an accommodation to the Company, the payment of the Amendment Fee shall be deferred and may be forgiven, as follows:

(i) If the Obligations are paid in full on or before January 31, 2009, the entire Amendment Fee shall be forgiven; and then

(ii) If the Obligations are not paid on or before January 31, 2009, a portion of the Amendment Fee, in the amount of Seven Thousand Five Hundred Dollars ($7,500.00) must be paid on or before February 1, 2009 and will be charged by CIT to the Revolving Loan Account on such date if not sooner paid; and then

(iii) If the Obligations are paid in full on or before February 27, 2009, then the unpaid balance of the Amendment Fee shall be forgiven; and then

(iv) If the Obligations are not paid on or before February 27, 2009, then the unpaid balance of the Amendment Fee must be paid on or before March 2, 2009 and will be charged by CIT to the Revolving Loan Account on such date if not sooner paid.

(c) Legal Fees and Expenses and Out-of-Pocket-Expenses. The Company shall pay to CIT, in immediately available funds the fees and expenses of CIT's legal counsel incurred in the preparation, execution and delivery of this Amendment and at any time hereafter in conjunction with the transactions under the Financing Agreement. Such legal fees and expenses shall be due and payable in full upon presentation of an invoice and may, at CIT's option, be charged to the Revolving Loan Account.

5. Representations and Warranties. The Company hereby represents and warrants to CIT as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties of the Company herein, in Section 7 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to CIT pursuant hereto on or prior to the Fifth Amendment Effective Date are correct in all material respects on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, as to Command, and California, as to Rodgers and Strategic, and (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement.

(c) Authorization, Etc. The execution, delivery and performance by the Company of this Amendment, and the performance by the Company of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of the Company, (ii) do not and will not contravene the Company's certificate of incorporation or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or

nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required in connection with the due execution, delivery and performance by the Company of this Amendment, or for the performance of the Financing Agreement, as amended hereby, except with respect to the Company's reporting obligations under applicable United States securities laws.

(e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

6. Miscellaneous.

(a) Continued Effectiveness of the Financing Agreement. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fifth Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Company is a party to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of CIT under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

(e) Amendment as Loan Document. The Company hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by the Company under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or if the Company fails to

perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

(f) Waiver of Jury Trial. EACH OF COMMAND, RODGERS, STRATEGIC AND CIT HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Amended and Restated Financing Agreement to be executed and delivered as of the date first above written.

Company:

COMMAND SECURITY CORPORATION,
a New York corporation

By: ______________________________
Name: Barry Regenstein
Title: President

RODGERS POLICE PATROL, INC.,
a California corporation

By: ______________________________
Name: Barry Regenstein
Title: President

STRATEGIC SECURITY SERVICES, INC.,
a California corporation

By: ______________________________
Name: Barry Regenstein
Title: Vice President

CIT:

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation

By: ______________________________
Name:
Title:

The terms of the foregoing Fifth Amendment are hereby acknowledged effective as of the 24th day of November, 2008:

COMMAND SECURITY SERVICES, INC.,
a New York corporation

By: ______________________________
Name: Barry Regenstein
Title: President